EXHIBIT 5.1
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TAPIA, LINARES Y ALFARO
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ABOGADOS - ATTORNEYS AT LAW                           F.S. TAPIA C. +
                                                      JULIO E. LINARES +

                                                      ELOY ALFARO
                                                      MARIO E. CORREA E.
                                                      OCTAVIO DEL MORAL
                                                      JULIO E. LINARES F.
                                                      ADOLFO E. LINARES F.
                                                      FERNANDO A. LINARES F.
                                                      ANABEL GAMALLO Q.
                                                      JORGE L. LOMBARDO

                                                      PANAMA
                                                      PLAZA 2000, VIA GRAL
                                                      NICANOR A. DE OBARRIO
    June 1, 2005                                      (CALLE 50)
                                                      APARTADO POSTAL 0816-02984
                                                      PANAMA, REP.DE PANAMA
    Carnival Corporation                              TELEFONO (507) 263-6066
    3655 N.W.87th Avenue                              TELEFAX  (507)263-5305
    Miami, Florida 33178-2428                         E-MAIL talial@talial.com
    U.S.A.                                            WEB: http://www.talial.com

    Carnival plc                                      B.V.I.
    5 Gainsford Street                                P.O. BOX 3161
    London, SE1 2NE                                   ROAD TOWN, TORTOLA
    United Kingdom                                    BRITISH VIRGIN ISLANDS


                     RE: REGISTRATION STATEMENT ON FORM S-8

    Dear Sirs:

    In connection with the joint Registration Statement on Form S-8 (the "Registration Statement"), filed by Carnival Corporation (the "Company") and Carnival plc, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, which relates to the issuance of 200,000 shares of the Company common stock, par value $0.01 per share (the "Common Stock"), and 200,000 trust shares of beneficial interest in the P&O Princess Special Voting Trust (the "Trust Shares"), which are paired with the shares of Common Stock on a one-for-one basis, to be issued pursuant to the Amended and Restated Carnival Corporation 2001 Outside Director Stock Plan (the "Plan"), we have been requested to render our opinion as to the legality of the Common Stock and Trust Shares being registered thereunder.

    In this connection, we have examined (i) originals, photocopies or conformed copies of the Plan, (ii) the Third Amended and Restated Articles of Incorporation and By-Laws of the Company, each as amended to date, and (iii) records of certain of the Company's corporate proceedings. In addition, we have made such other examinations of law and fact as we have considered necessary in order to form a basis of the opinions hereinafter expressed. In connection with such investigation, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as photocopies or conformed copies. We have relied as to matters of fact upon declarations and certificates of officers of the Company.

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TAPIA, LINARES Y ALFARO

    Carnival Corporation
    June 1, 2005
    Page 2
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    Terms defined in the Plan and the Registration Statement shall have the same meaning herein.

    Based on the foregoing, we are of the opinion that:

         1. The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the Republic of Panama.

         2. The Common Stock and the Trust Shares have been duly and legally authorized for issuance, and such Common Stock and Trust Shares, when issued and delivered by the Company on the terms and conditions described in the Plan and paid for in accordance with the terms and provisions of the Plan, will be validly issued, fully paid and non-assessable.

         3. The Common Stock, when issued and delivered by the Company on the terms and conditions described in the Plan and paid for in accordance with the terms and provisions of the Plan, will be paired with the Trust Shares on a one-for-one basis, pursuant to the Pairing Agreement dated as of April 17, 2003, between the Company, The Law Debenture Trust Corporation (Cayman) Limited, as trustee, and SunTrust Bank, as transfer agent.

    We are members of the Bar of the Republic of Panama. We express no opinion as to matters of law other than the laws of the Republic of Panama.

    We hereby consent to all references to our firm in the Registration Statement and in the prospectus therein, and to the filing by the Company of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the rules and regulations promulgated thereunder.

    Very truly yours,

    /s/ Mario E. Correa

    Mario E. Correa